Exhibit 99.1

Contact:	D. Anthony Peay - (804) 632-2112
Executive Vice President/Chief Financial Officer

Distribute to:	Virginia State/Local News lines, NY Times, AP, Reuters, S&P, Moody’s, Dow
Jones, Investor Relations Service

November 8, 2007	Traded: NASDAQ	Symbol: UBSH

UNION BANKSHARES CORPORATION TO CONSOLIDATE AFFILIATE

FOR IMMEDIATE RELEASE (Bowling Green, Virginia)—G. William Beale, President and Chief Executive Officer of Union Bankshares Corporation (NASDAQ:UBSH) today announced that its Prosperity Bank & Trust Company affiliate (“Prosperity”) will be merged into its largest bank affiliate, Union Bank and Trust Company (“Union Bank & Trust”). It is anticipated that the combination will be completed by March 31, 2008.

About the merger, Beale said, “Our acquisition of Prosperity in April 2006 provided us with an excellent opportunity to expand our franchise in the attractive Northern Virginia market with a solid customer base and solid management team. The leader of that management team, Robert McDonough, now approaches retirement, and we have determined that potential synergies exist between these two affiliate banks, which have lead to this decision. Mark Wright, a seasoned lender with over 20 years of experience with a larger regional bank, was hired earlier this year and will lead our efforts as Union Bank and Trust’s regional president.

We are placing customers first. Prosperity and Union customers will benefit from easier access to each other’s branches for deposits and withdrawals. This move will especially meet the needs of the large number of Fredericksburg area commuters who travel to work in Fairfax County and points north. This merger will also give Prosperity’s customers access to Union Bank and Trust’s larger lending limits.”

About Union Bankshares Corporation

Union Bankshares Corporation is one of the largest community banking organizations based in Virginia, providing full service banking to the Northern, Central, Rappahannock, Tidewater and Northern Neck regions of Virginia through its bank subsidiaries, Union Bank and Trust Company, Northern Neck State Bank, Rappahannock National Bank, Bay Community Bank, and Prosperity Bank & Trust Company. Union Bank and Trust Company also operates a loan production office in Manassas. In addition to banking services, Union Investment Services, Inc. provides full brokerage services; Union Mortgage Group, Inc. provides a full line of mortgage products; and Union Insurance Group, LLC offers various lines of insurance products. Bay Community Bank also owns a non-controlling interest in Johnson Mortgage Company, LLC. Additional information is available on the Company’s website at www.ubsh.com. The shares of the Company are traded on the NASDAQ Global Select Market under the symbol “UBSH”.

Forward-Looking Statements

Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise and are not statements of historical fact. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate” or other statements concerning opinions or judgment of the Company and its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of and changes in: general economic conditions, the interest rate environment, legislative and regulatory requirements, competitive pressures, new products and delivery systems, inflation, changes in the stock and bond markets, technology, and consumer spending and savings habits. The Company does not update any forward-looking statements that may be made from time to time by or on behalf of the Company.